UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2023
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GOLDEN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Minnesota	000-24993	41-1913991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6595 S Jones Boulevard
Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (702) 893-7777
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Golden Entertainment, Inc. (the “Company”) held its 2023 annual meeting of shareholders on May 25, 2023 (the “Annual Meeting”), at which the Company’s shareholders voted on the matters set forth below.
Proposal 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Blake L. Sartini	23,133,406	214,218	1,769,598
Andy H. Chien	22,842,859	504,765	1,769,598
Ann D. Dozier	21,381,327	1,966,297	1,769,598
Mark A. Lipparelli	22,931,346	416,278	1,769,598
Anthony A. Marnell III	22,628,406	719,218	1,769,598
Terrance L. Wright	21,988,842	1,358,782	1,769,598
Each of foregoing directors was elected.
Proposal 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
19,470,557	3,871,844	5,223	1,769,598
The forgoing Proposal 2 was approved.
Proposal 3: To Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
25,030,045	80,999	6,178	—
The forgoing Proposal 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Dated: May 26, 2023	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	President and Chief Financial Officer